                                               OFFICER'S COMPLIANCE CERTIFICATE

I, Andrew J. Cederoth,  a duly  authorized  representative  of Navistar  Financial  Corporation,  the Servicer,
certify that:

1.       I have reviewed the annual report and other reports containing distribution information for the period covered by the annual report;

2.       The absence in these reports, to the best of my knowledge, of any untrue statement of material fact or omission of a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.       The inclusion in these reports, to the best of my knowledge, of the financial information required to be provided to the trustee under the governing documents of the issuer; and

4.       The Servicer complies with its servicing obligations and minimum servicing standards.

                                                 By:  /s/Andrew J. Cederoth
                                                         Andrew J. Cederoth
                                                         Vice President and Treasurer

October 16, 2003